Exhibit 99.1

INNOVATIVE SOLUTIONS & SUPPORT dba INNOVATIVE AEROSYSTEMS

REPORTS FISCAL 2025 FOURTH QUARTER AND YEAR ENDED 2025 RESULTS

Exton, PA, December 18, 2025 – Innovative Solutions & Support, Inc. (Nasdaq: ISSC) dba Innovative Aerosystems and its subsidiaries (“IA”) or the "Company"), a leading provider of advanced avionic solutions for commercial, business aviation and military markets, today announced its financial results for its fiscal 2025 fourth quarter and full year ended September 30, 2025.

FOURTH QUARTER FISCAL 2025 HIGHLIGHTS

(all comparisons versus the prior year period)

●	Net sales of $22.2 million, +44.6%
●	Gross profit of $14.1 million; gross margin of 63.2%
●	Net Income of $7.1 million, or $0.39 per diluted share
●	EBITDA(1) of $10.7 million, +116%
●	Adjusted EBITDA(1) of $9.6 million, +71.1%
●	Operating cashflow of $3.0 million,+400%
●	Free cash flow(1) of $2.0 million, +555%

FULL-YEAR FISCAL 2025 HIGHLIGHTS

(all comparisons versus the prior year period)

●	Net sales of $84.3 million, + 78.6%
●	Gross profit of $40.5 million; gross margin of 48.1%
●	Net Income of $15.6 million, or $0.88 per diluted share
●	EBITDA(1) of $25.4 million, +114%
●	Adjusted EBITDA(1) of $24.8 million, +81.6%
●	Operating cash flow of $13.3 million, +130%
●	Free cash flow(1) of $6.8 million, +32.2%
●	Ratio of net debt to trailing twelve-month Adjusted EBITDA(1) of 0.9x as of September 30, 2025

(1) This release includes non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Free Cash Flow, and Net Debt. Descriptions of these measures and reconciliations of these measures to the most directly comparable GAAP financial measures are provided in the appendix of this release.

MANAGEMENT COMMENTARY

“Fiscal 2025 was another transformational year for our entire organization, one highlighted by strong financial results and meaningful progress across our strategic priorities, consistent with our long-term value creation plan,” stated Shahram Askarpour, Chief Executive Officer of Innovative Aerosystems. “This year, we made targeted investments to drive sustainable, profitable growth, including the expansion of our Exton manufacturing facility, the strengthening of our engineering capabilities, enhancements to our sales organization, and advancements in our digital and data infrastructure.  Today, we are introducing our longer-term target of $250 million in revenue and 25-30% Adjusted EBITDA margin by fiscal 2029.”

“We ended the fiscal year on a strong note, with fourth quarter sales increasing 45% year-over-year to $22.2 million,” continued Askarpour. “The combined benefit of increased throughput from other client programs, a more favorable sales mix driving higher gross margins, and improved operating leverage resulted in fiscal fourth quarter Adjusted EBITDA of $9.6 million, an increase of 71.1% versus the prior year, together with a 670-basis point improvement in Adjusted EBITDA margin to 43% compared to the prior year.”

“Our industry-unique products and systems-integration expertise have positioned IA as a preferred partner in fleet modernization and retrofit programs,” continued Askarpour. “With in-house design, manufacturing, installation, and support capabilities, we deliver end-to-end solutions that reduce complexity and accelerate deployment for operators worldwide. A key driver of our next phase of growth is our new Liberty Flight Deck (LFD), a customer-centric, fully customizable design that can be tailored for most aircraft types, including large passenger and cargo planes, business aviation and military applications. In October 2025, at the National Business Aviation Association, we unveiled the LFD, which was well received by current and potential customers.

“As we enter fiscal 2026, we’re well-positioned to benefit from the foundational investments we’ve made across the organization during the last three fiscal years,” concluded Askarpour. “Our team continues to execute at a high level, end-market trends remain favorable and our financial position is solid, all of which position us to deliver another year of profitable growth as we look to fiscal 2026. We are energized by the opportunities ahead of us and remain committed to advancing our long-term strategic initiatives, while maintaining a steadfast focus on creating value for our shareholders.”

STRATEGIC UPDATE

The IA Next value creation framework prioritizes profitable growth, sustained operational excellence, and disciplined capital allocation as key drivers of long-term value creation. This framework is the mechanism by which IA intends to achieve its long-term target of $250 million in revenue and Adjusted EBITDA margin of between 25% to 30%, which includes contribution from organic growth as well as strategic acquisitions. The Company’s strong fiscal 2025 results are early evidence of execution on these key strategic initiatives.

Key accomplishments during fiscal year 2025 and priorities for fiscal year 2026 are as follows:

Commercial Focus

●	Corporate rebranding. In October 2025, Innovative Solutions & Support rebranded to Innovative Aerosystems (IA). The Company’s new brand identity reflects its focus on integrating advanced avionics with intelligent system designs to deliver innovative aerospace solutions. Innovative Aerosystems will continue powering progress for the world’s most prominent legacy fleets and next-generation platforms.

●	Sustained sales growth. IA generated sales growth of 44.6% during fiscal fourth quarter 2025 compared to the same period in fiscal 2024, driven by a combination of investments in organic growth and contributions from recent acquisitions. The Company successfully integrated production of the F-16 platform into its Exton facility, as full-scale production commenced in early December. The completion of this transition is key to driving future growth and margin improvement from this important growth platform. During fiscal 2025, the Company made significant investments in its information technology systems and business processes to enhance support for defense customers. IA will continue to work to identify meaningful opportunities to further expand the Company’s military business.

●	New product development. IA believes that its new Liberty Flight Deck, a customer centric customizable design that can be tailored for virtually any type of aircraft, including large passenger and cargo planes, business aviation, and military applications will be a key growth driver for the business over the coming years. Unique features within the LFD facilitate significant pilot workload reduction that we believe will eventually lead to single crew operations in air transport (part 25) aircraft and full flight autonomy over time.

Operational Excellence

●	Building a data-centric culture of efficiency. IA has made targeted investments in efficiency and automation to support improved operating leverage in the years ahead. IA recently completed the integration of its NetSuite ERP system, providing a platform to help efficiently scale the business.

●	Improved operating leverage. During fiscal 2025, operating expenses represented 24.1% of sales, down from 34.4% of sales during the prior year, consistent with the Company’s focus on improved operating efficiency.

Disciplined Capital Allocation

●	Focused capital discipline. IA maintained its focus on disciplined capital allocation throughout fiscal 2025, with continued investments in support of organic growth and strategic acquisitions. Based on the Company’s strong financial execution and expanded credit facility, IA is positioned to continue investing in support of its growth objectives.

●	Opportunistic inorganic growth. IA’s disciplined acquisition strategy remains focused on acquiring aerospace and defense component product lines, businesses with significant aftermarket potential, and proprietary, competitively differentiated intellectual property that expand its capabilities within growing, high-value markets.

FOURTH QUARTER FISCAL 2025 PERFORMANCE

Fourth quarter revenue was $22.2 million, an increase of 44.6% compared to the same period last year driven by momentum in military programs and revenue synergies from acquired Honeywell product lines, as well as incremental revenues from recently acquired platforms.

Gross profit was $14.1 million during the fourth quarter of 2025, up 64.8% from gross profit of $8.5 million in the fourth quarter of last year. The improvement was driven by strong revenue growth and a more favorable revenue mix, partially offset by higher depreciation and amortization expense resulting from the Honeywell acquisitions and continued investments in growth initiatives.

Fourth quarter 2025 gross margin was 63.2%, up from 55.4% during the fourth quarter last year, as the Company benefitted from a more favorable sales mix.

Fourth quarter 2025 operating expenses were $5.8 million, compared to $4.2 million in the fourth quarter of last year, reflecting incremental expenses associated with Honeywell acquisitions, including $0.3 million of amortization expense and $1.3 million in employee related costs to support the Company’s strategic goals.

Net income was $7.1 million, or $0.39 per diluted share during the fourth quarter, compared to net income of $3.2 million, or $0.18 per share in the fourth quarter of last year.

Adjusted EBITDA was $9.6 million during the fourth quarter, up from $5.6 million in the fourth quarter of last year.

During the fourth quarter, the Company recognized a $1.8 million gross benefit related to the Employee Retention Tax Credit (“ERTC”), a refundable payroll tax credit enacted under the CARES Act and subsequent legislation. The benefit relates primarily to qualifying wages paid during prior periods and was recognized upon confirmation of eligibility.

New orders in the fourth quarter of fiscal 2025 were $27.2 million and backlog as of September 30, 2025 was $77.4 million. The backlog includes committed purchases and excludes additional orders from the Company’s OEM customers under long-term programs, including Pilatus PC-24, Textron King Air, Boeing T-7 Red Hawk, Boeing KC-46A and Lockheed Martin F-16.

BALANCE SHEET, LIQUIDITY AND FREE CASH FLOW

As of September 30, 2025, IA had total debt of $24.4 million. Cash and cash equivalents as of September 30, 2025, were $2.7 million, resulting in net debt of $21.7 million. Despite elevated capital expenditures during the fourth quarter of 2025 relating to the Exton facility expansion, net debt declined $1.0 million during the quarter, reflecting strong operating results as well as disciplined financial management. As of September 30, 2025, IA had total available liquidity of $77.7 million, including cash of $2.7 million and availability of $75 million under its credit line.

Cash flow provided by operations was $13.3 million during fiscal year 2025, compared to $5.8 million last fiscal year. Capital expenditures, primarily the costs associated with the Exton facility expansion, during fiscal year 2025 were $6.5 million, versus $0.7 million in the year-ago period. Free cash flow was $6.8 million during fiscal year 2025 versus $5.1 million last fiscal year.

FOURTH QUARTER FISCAL 2025 RESULTS CONFERENCE CALL

IA will host a conference call at 10:00 AM ET on Thursday, December 18, 2025, to discuss the Company’s fiscal 2025 fourth quarter and full year results.

A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://iascorp.com/investor-relations/events-presentation/ and a replay of the webcast will be available at the same time shortly after the webcast is complete.

To participate in the live teleconference:

Domestic Live: (844) 739-3798

International Live: (412) 317-5714

To listen to a replay of the teleconference, which will be available through January 1, 2026:

Domestic Replay: (844) 512-2921

International Replay: (412) 317-6671

Passcode: 10204944

NON-GAAP FINANCIAL MEASURES

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings Per Share (“EPS”), Adjusted Net Cash provided by operating activities (“free cash flow”) and net debt are not measures of financial performance under GAAP and should not be considered substitutes for GAAP measures, net income (for EBITDA and Adjusted EBITDA), diluted earnings per share (for Adjusted diluted EPS) or net cash provided by operating activities (for free cash flow), which the Company considers to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing the Company’s operating performance, readers should not consider these non-GAAP financial measures in isolation or as substitutes for net income, diluted earnings per share, net cash provided by operating activities or other consolidated income statement data prepared in accordance with GAAP. Other companies in the Company’s industry may define or calculate these non-GAAP financial measures differently than the Company does, and accordingly, these measures may not be comparable to similarly titled measures used by other companies.

The Company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The Company believes EBITDA to be relevant and useful information to their investors because it provides additional information in assessing the Company’s financial operating results. The Company’s management uses EBITDA in evaluating operating performance, ability to service debt, and ability to fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on the Company’s consolidated statements of income, including interest expense, which is a necessary element of the Company’s costs because the Company has borrowed money in order to finance operations, income tax expense, which is a necessary element of costs because taxes are imposed by law, and depreciation and amortization, which are necessary elements of costs because the Company uses capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, the Company’s definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

The Company defines Adjusted EBITDA as net income before interest, taxes, depreciation, amortization, transaction-related acquisition and integration expenses, and non-recurring items. The Company believes that Adjusted EBITDA is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to ongoing business performance, and that the presentation of this measure enhances an investor’s understanding of its financial performance.

Adjusted EBITDA has important limitations as an analytical tool. For example, Adjusted EBITDA:

•	does not reflect any cash capital expenditure requirements for the assets being depreciated and amortized, which assets may have to be replaced in the future;

•does not reflect changes in, or cash requirements for, the Company’s working capital needs;

•	excludes the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations;
•	does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on the Company’s debt; and

•excludes certain tax payments that may represent a reduction in available cash.

Free cash flow is calculated as net cash provided by operating activities less capital expenditures. The Company believes that free cash flow is an important financial measure for use in evaluating financial performance because it measures the Company’s ability to generate additional cash from its business operations.

Net debt is calculated as total debt, excluding debt issuance costs and adjusted for cash, and Leverage Ratio is calculated as trailing 12 months Adjusted EBITDA divided by Net Debt. The Company believes that Net debt and Leverage Ratio are important financial measures for use in measuring the Company’s financial performance relative to its level of debt.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below.

ABOUT INNOVATIVE AEROSYSTEMS

Headquartered in Exton, Pa., Innovative Aerosystems is a U.S.-based company specializing in the engineering, manufacturing, and supply of advanced avionic solutions. Its extensive global product reach and customer base span commercial, business and aviation and military markets, catering to both airframe manufacturers and aftermarket services for fixed-wing and rotorcraft applications. IA offers cutting-edge, cost-effective solutions while maintaining legacy product lines. The company is poised to leverage its experience to create growth opportunities in next-generation navigation systems, advanced flight deck and special mission displays, precise air data instrumentation, autothrottles, flight control computers, mission computers and software based situational awareness targeting autonomous flight. Supported by a robust portfolio of patents and the highest aircraft certification standards, IA is at the forefront of meeting the aerospace industry's demand for more sophisticated and technologically advanced products. For more information, please visit us at www.iascorp.com.

FORWARD-LOOKING STATEMENTS

In addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In this press release, the words “anticipates,” “believes,” “may,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “forecasts,” “expects,” “plans,” “could,” “should,” “would,” “is likely,” “projected,” “might,” “potential,” “preliminary,” “provisionally,” references to “fiscal year 2026,” “guidance” “positioning” or “drivers” for fiscal 2026 and thereafter and “long term” or “longer-term” targets and “next phase of growth” information, and similar expressions, as they relate to the business or to its management, are intended to identify forward-looking statements, but they are not exclusive means of identifying them. All forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, statements about: future revenue; financial performance and profitability; future business opportunities; the integration of the Honeywell product lines, including statements regarding the ongoing integration; plans to grow organically through new product development and related market expansion, as well as via acquisitions; the expansion of the Exton facility; and the timing of long-term programs remaining in production and continuing to generate future sales. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions, risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, the Company’s ability to efficiently integrate acquired and licensed product lines, including the Honeywell product lines, into its operations; a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; an inability to perform customer contracts at anticipated cost levels; market acceptance and demand for our products and programs; and other factors that generally affect the economic and business environments in which the Company operates. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

IR CONTACT

Paul Bartolai or Noel Ryan

ISSC@val-adv.com

INNOVATIVE SOLUTIONS AND SUPPORT, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	September30,	September 30,
	2025	2024

ASSETS
Current assets
Cash and cash equivalents	$2,693,595	$538,977
Accounts receivable	12,956,476	12,612,482
Contract assets	5,320,353	1,680,060
Inventories	25,802,181	12,732,381
Prepaid inventory	2,562,297	5,960,404
Prepaid expenses and other current assets	1,392,398	1,161,394

Total current assets	50,727,300	34,685,698

Goodwill	6,703,104	5,213,104
Intangible assets, net	23,582,615	27,012,292
Property and equipment, net	18,804,536	13,372,298
Deferred income taxes	2,824,132	1,625,144
Other assets	718,466	473,725

Total assets	$103,360,153	$82,382,261

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt	$2,438,802	$-
Accounts payable	3,578,411	2,315,479
Accrued expenses	8,161,967	4,609,294
Contract liability	2,481,929	340,481

Total current liabilities	16,661,109	7,265,254

Long-term debt	21,700,005	28,027,002
Other liabilities	396,497	451,350

Total liabilities	38,757,611	35,743,606

Total shareholders’ equity	64,602,542	46,638,655

Total liabilities and shareholders’ equity	$103,360,153	$82,382,261

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024
Net Sales:
Product	$14,314,293	$9,833,165	$54,080,207	$24,279,918
Services	7,932,821	5,551,641	30,216,682	22,918,102
Total net sales	22,247,114	15,384,806	84,296,889	47,198,020

Cost of sales:
Product	4,360,769	4,334,853	27,448,167	10,570,521
Services	3,834,379	2,521,708	16,336,841	10,713,908
Total cost of sales	8,195,148	6,856,561	43,785,008	21,284,429

Gross profit	14,051,966	8,528,245	40,511,881	25,913,591

Operating expenses:
Research and development	1,100,293	1,106,355	3,992,086	4,137,985
Selling, general and administrative	4,722,153	3,055,722	16,447,805	12,114,069
Total operating expenses	5,822,446	4,162,077	20,439,891	16,252,054

Operating income	8,229,520	4,366,168	20,071,990	9,661,537

Interest expense	(503,279)	(233,042)	(1,725,205)	(937,309)
Interest income	4,442	5,827	18,943	127,332
Other income (loss)	1,585,729	(57,040)	1,585,735	-
Income before income taxes	9,316,412	4,081,913	19,951,463	8,851,560

Income tax expense	2,205,100	901,719	4,323,803	1,853,180

Net income	$7,111,312	$3,180,194	$15,627,660	$6,998,380

Net income per common share:
Basic	$0.40	$0.18	$0.89	$0.40
Diluted	$0.39	$0.18	$0.88	$0.40

Weighted average shares outstanding:
Basic	17,627,344	17,471,548	17,572,980	17,459,823
Diluted	18,183,344	17,492,686	17,829,033	17,480,247

14,656
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024

Net Income	$ 7,111,312	$ 3,180,194	$ 15,627,660	$ 6,998,379
Income tax expense	2,205,100	901,719	4,323,803	1,853,180
Interest expense	503,279	233,042	1,725,205	937,309
Depreciation and amortization	908,670	660,710	3,733,721	2,097,942
EBITDA	$ 10,728,361	$ 4,975,665	$ 25,410,389	$ 11,886,810
Acquisition related costs	-	655,011	415,780	1,172,363
ERTC Income, Net of expenses	(1,515,383)	-	(1,515,383)	-
Inventory step-up adjustment and Other	419,199	-	419,199	-
CFO transition, ATM Costs and other strategic initiatives	-	-	104,977	612,907
Adjusted EBITDA	$ 9,632,177	$ 5,630,676	$ 24,834,962	$ 13,672,080

E
	Three Months ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024

EBITDA Margin *	48%	31%	30%	25%
Adjusted EBITDA Margin **	43%	37%	29%	29%

* EBITDA Margin is defined as EBITDA divided by total revenue

** Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by total revenue

Free Cash Flow
	Three Months Ended		Twelve Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating Cashflow	$ 2,967,118	$ 593,288	$ 13,303,318	$ 5,796,223
Capital Expenditures	1,007,178	293,819	6,512,106	657,790
Free Cashflow	$ 1,959,940	$ 299,469	$ 6,791,212	$ 5,138,433

Net Debt and Leverage Ratio
	As of September 30,
	2025	2024
Total Debt*	$ 24,375,000	$ 28,027,002
Cash	2,693,595	538,977
Net Debt*	$ 21,681,405	$ 27,488,025
* Excludes capitalized debt fees

Leverage Ratio**	0.9x	2.0x
** Leverage Ratio is calculated as trailing 12 months Adjusted EBITDA divided by Net Debt